JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of November 8, 2017 (this "Joinder"), to that certain Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of December 10, 2015 (as amended or otherwise modified from time to time, the "Agreement"), between Alexander & Baldwin, LLC (the "Company"), Alexander & Baldwin, Inc. and the other Guarantors party thereto, on the one hand, and the Purchasers party thereto, on the other hand. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

1.Pursuant to the Multiparty Guaranty set forth as paragraph 11 of the Agreement (as amended or otherwise modified from time to time, the "Multiparty Guaranty"), certain obligations owing by the Company to the holders of Notes under the Agreement and evidenced by the Notes (together with their respective Transferees, the "Beneficiaries") are guaranteed by the Guarantors.

2.The undersigned (the "Additional Guarantor") is executing this Joinder in accordance with the requirements of paragraph 5G(iii) of the Agreement and paragraph l IN of the Multiparty Guaranty.

3.The Additional Guarantor by its signature below becomes a Guarantor under the Multiparty Guaranty and the other provisions of the Agreement with the same force and effect as if originally nan1ed therein as a Guarantor and the Additional Guarantor hereby (a) agrees to all the terms and provisions of the Agreement applicable to it as a Guarantor thereunder, (b) agrees to be bound by the obligations in the Agreement which apply to Holdings and (c) represents and warrants that the representations and warranties made by it as a Guarantor or as Holdings set forth in paragraph 8 of the Agreement are true and correct on and as of the date hereof. Each reference to a Guarantor in the Multiparty Guaranty and the other provisions of the Agreement shall be deemed to include the Additional Guarantor. The Multiparty Guaranty and the other provisions of the Agreement are hereby incorporated herein by reference.

4.The Additional Guarantor represents and warrants to the Beneficiaries that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

5.This Joinder may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page to this Joinder by "pdf' email or telefacsimile transmission shall be as effective as delivery of a manually-signed original thereof.

6.Except as expressly modified hereby, the Multiparty Guaranty and the other provisions of the Agreement shall remain in full force and effect.

7. Any provision of this Joinder that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8. All communications and notices under the Multiparty Guaranty to the Additional Guarantor shall be given to it at the address set forth under its signature below.

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1248010-WASSRU2A- MSW

IN WITNESS WHEREOF, the Additional Guarantor has executed this Joinder by its duly authorized officer as of the day and year first above written.

ALEXANDER & BALDWIN, INC., a
Hawaii corporation (formerly known as Alexander & Baldwin REIT Holdings, Inc.)

By:     /s/ Paul K. Ito
Name:     Pau K. Ito
Title:     Senior Vice President & Treasurer

By:     /s/ Alyson J. Nakamura
Name:     Alyson J. Nakamura
Title:     Secretary

Address:    c/o Alexander & Baldwin, LLC
822 Bishop Street
Honolulu, Hawaii 96801-3440 Attn: Chief Financial Officer Facsimile: (808) 525-6651